                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                               LINC Capital, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (4) Date Filed:

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

                              LINC CAPITAL, INC.
                             303 East Wacker Drive
                                  Suite 1000
                            Chicago, Illinois 60601

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of LINC Capital, Inc. (the "Company") will be held on Tuesday, May 19, 1998, at 10:00 a.m. (C.D.T.), at the Swissotel, 323 East Wacker Drive, Chicago, Illinois 60601 for the purpose of considering and acting upon the following:

     (1)  The election of seven directors.

     (2) Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998.

     (3)  Such other matters as may properly come before the meeting.

     The Board of Directors has fixed April 17, 1998, at the close of business, as the record date for the determination of shareholders entitled to vote at the meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A copy of the list of shareholders entitled to vote at this meeting will be available for examination by any shareholder of record for any purpose germane to the meeting during normal business hours at the Company's offices, 303 East Wacker Drive, Suite 1000, Chicago, Illinois 60601, during the period preceding this meeting. A copy of the Company's Annual Report to Shareholders for 1997 and the Company's Annual Report on Form 10-K for 1997 is being concurrently mailed to each person on such list.

     Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.


                                   By Order of the Board of Directors

                                         /s/ Martin E. Zimmerman
                                           Martin E. Zimmerman
                                        Chairman of the Board and
                                         Chief Executive Officer

April 22, 1998


                        YOU ARE URGED TO DATE AND SIGN
                       THE ENCLOSED PROXY AND RETURN IT
                             PROMPTLY. THANK YOU.

                              LINC CAPITAL, INC.
                             303 East Wacker Drive
                                  Suite 1000
                            Chicago, Illinois 60601

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of LINC Capital, Inc., a Delaware corporation (hereinafter, the "Company"), for use at the Annual Meeting of Shareholders (hereinafter, the "Annual Meeting") to be held on May 19, 1998 and any adjournment thereof. Proxies in the accompanying form, properly executed and received by the Secretary prior to the meeting and not revoked, will be voted FOR the election of directors as set forth herein (unless otherwise designated) and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1998. Any proxy may be revoked at any time before it is exercised by giving notice to the Company prior to or at the Annual Meeting. The approximate date of mailing of this Proxy Statement is April 22, 1998.

     Only holders of Common Stock, par value $.001 per share, of the Company (hereinafter, the "Common Stock") of record on the books of the Company at the close of business on April 17, 1998 will be entitled to vote at the Annual Meeting. As of April 17, 1998, there were 5,183,688 shares of Common Stock outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of seven directors, all of whom will be elected at the Annual Meeting. The directors to be elected at the Annual Meeting shall hold office until the Annual Meeting of Shareholders in 1999 and until their successors shall have been elected and qualified. If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Common Stock represented by such executed proxy for the election of the seven persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the directors concerning their ages, business experience, and periods of service as directors as of April 1, 1998 is shown below.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING:


                                                                                                               Director
          Name                   Age                                   Position                                        Since
          ----                   ---                                   --------                                        -----

Martin E. Zimmerman (1)........  60     Chairman of the Board and Chief Executive Officer since the formation of        1975
                                        the Company in 1975.  From October 1994 until October 1996, he also served as President and Chief Executive Officer of LINC Anthem
                                        Corporation ("LINC Anthem"), a subsidiary of Anthem Inc., and, after the sale of LINC Anthem to Newcourt Credit Group (USA), Inc., its subsidiary
                                        Newcourt LINC Financial Inc. ("Newcourt LINC").  Before founding the
                                        Company, Mr. Zimmerman founded and served for seven years as President of
                                        Telco Marketing Services, Inc., a leader in the hospital
                                        equipment-leasing field and the first independent dealer in used medical equipment.

Robert E. Laing................  53     President, Chief Operating Officer and Director since 1994.  Mr. Laing          1994
                                        joined the Company in 1991 when it acquired his analytical instruments rental and distribution business.  Prior to founding such business in
                                        1989, he was employed for 17 years by U.S. Leasing in various capacities, including Executive Vice President and Group Executive, Retail Group,
                                        President of U.S. Instrument Rental, Chief Executive Officer of U.S.
                                        Portfolio Leasing and Chief Operating Officer of U.S. Fleet Leasing.
                                        Previously, he held marketing positions with Data Action Corporation and
                                        IBM Corporation.

Allen P. Palles................  57     Executive Vice President, Chief Financial Officer and Director since            1984
                                        1984. From October 1994 until December 1996, he also served as Chief
                                        Financial Officer of LINC Anthem and Newcourt LINC.  Before joining the
                                        Company, he was Treasurer of the Marmon Group, Inc. and held various senior financial and tax positions at Pullman, Inc.  Mr. Palles is a certified public accountant and attorney and specializes in lease securitization.

Charles J. Aschauer (2)........  69     Director.  He was employed by Abbott Laboratories, Inc. from 1971 until         1989
                                        his retirement in 1989, and served as Executive Vice President and
                                        Director of that company.  Previously, he held senior positions with
                                        Whittaker Corporation, Maremont Corporation, Mead Johnson and Company
                                        after serving as a Principal with McKinsey & Company.  He is also a
                                        Director of Boston Scientific Corporation and Trustmark Insurance Company.

Stanley Green (1)(2)(3)........  58     Director.  Was Senior Vice-President of PacifiCorp Capital Corporation          1996
                                        from 1987 until 1992.  Mr. Green served as President of Thomas Nationwide
                                        Computer Corporation, a company he founded, until 1987 when it was sold to PacifiCorp Capital Corporation.  He is also an officer and Director of
                                        BioSterile Technologies, Inc. and Thomas Computer Corporation and has
                                        been employed by M.A. Berman and Co. since 1986.

Curtis S. Lane (2)(3)..........  40     Director.  Mr. Lane is a Senior Managing Director of Bear, Stearns & Co.        1989
                                        Inc. and head of its healthcare investment-banking group.  He has served in various investment banking capacities with Bear Stearns since 1985 and also serves on the board of directors of Bear, Stearns & Co., Inc.

Terrence J. Quinn (1)..........  45     Director.  President and Chief Executive Officer of Quinn Capital               1991
                                        Services, Inc., a financial advisory firm and President of LFC Capital,
                                        Inc., a company controlled by Martin E. Zimmerman, Chairman and Chief
                                        Executive Officer of LINC Capital, Inc. (the "Company").  From March 1991
                                        until December 1993, he was President of the Company.  Previously, he was
                                        President of Medirec, Inc., Matrix Leasing International Inc. and
                                        Churchill Capital Partners, L.P., a subordinated debt fund.

___________________
(1) Member of Credit Policy Committee; (2) Member of Compensation Committee; (3) Member of Audit Committee

Certain Relationships and Related Transactions

     Effective as of November 12, 1997 and simultaneously with completion of the Company's initial public offering, the Company distributed all of the issued and outstanding stock of LFC Capital, Inc. (formerly known as LINC Finance Corporation) ("LFC Capital") to Mr. Martin E. Zimmerman, Chairman and Chief Executive Officer of LINC Capital, Inc. (the "Company") and Mr. Allen P. Palles, a Director and Executive Vice President and Chief Financial Officer of the Company in redemption of 446,483 shares and 36,209 shares, respectively, of Common Stock of the Company held by them. The principal business activity of LFC Capital consists primarily of managing and realizing the proceeds of a portfolio of leased diagnostic imaging equipment as well as managing several limited partnerships and other assets that were not used in the Company's ongoing business; provided, however, that LFC Capital may also invest in equity and debt securities of other companies. Mr. Zimmerman is Chairman of LFC Capital and Mr. Palles is a director of LFC Capital and they are compensated by it for their services.

     Pursuant to an agreement (the "Servicing Agreement") with LFC Capital, which became effective on November 12, 1997, the Company has agreed to provide limited servicing, including billing and cash application for the portfolio of leases owned by LFC Capital until December 31, 1999 for $270,250 in 1998 and $212,250 in 1999. The Company received $83,250 for such services performed in 1997. In addition, the Company has sub-leased approximately 2,500 square feet of office space to LFC Capital at the Company's executive offices for approximately $68,000 per year, which is equal to the Company's cost for such space. The Servicing Agreement prohibits LFC Capital from competing with the Company for the longer of (i) three years or (ii) the period of time during which Messrs. Zimmerman or Palles are employed by the Company plus one-year.
The Servicing Agreement also requires LFC Capital to refer all lease origination opportunities it encounters to the Company.

     In connection with the distribution of the stock of LFC Capital, LFC Capital has also agreed to pay the Company an aggregate of $2,508,000 until the maturity of the Company's 8 1/4% Subordinated Debentures due 2003 of which $260,000 was paid during 1997.

     Terrence J. Quinn, a director of the Company and President of LFC Capital serves as a consultant to the Company with respect to various aspects of the Company's business and strategic issues. Fees paid for such services by the Company for the year ended December 31, 1997 were $119,000. A portion of such fees were paid pursuant to the terms of a one-year consulting agreement the Company entered into with Mr. Quinn on October 31, 1997 to perform certain consulting services in connection with the Company's activities relating to acquisitions of leasing and rental companies as well as other strategic initiatives (the "Consulting Agreement"). Fees paid under the Consulting Agreement are dependent on the number of days of consulting services provided per month with a base monthly fee of $6,250 for three days of consulting services provided and $2,500 per day for each additional day, plus reimbursement for travel and entertainment expenses directly incurred in connection with the services provided to the Company. The Company may also pay such other additional fees relating to the success of an acquisition transaction as may be approved by the Compensation Committee of the Board of Directors. The total annual amount paid under the terms of the Consulting Agreement, including reimbursed expenses, in excess of $100,000 during the initial term thereof is subject to the approval of the Compensation Committee. The Consulting Agreement is subject to termination by the Company or Mr. Quinn on 90 days notice.

     During 1997, Robert E. Laing, President, Chief Operating Officer and Director of the Company, and Allen P. Palles, Executive Vice President, Chief Financial Officer and Director of the Company issued promissory notes secured by shares of the Company's Common Stock to the Company in connection with the exercise of stock options by them. The secured promissory notes bear interest at 8%. During 1997, the largest indebtedness outstanding under the notes for Mr. Laing and Mr. Palles was $344,000 and $173,000, respectively. In 1998, Mr. Laing repaid all of such indebtedness. As of March 31, 1998, the indebtedness outstanding under the note issued by Mr. Palles was $177,000.

Information Regarding the Board of Directors

     The Board of Directors held five meetings during 1997 (one of which was telephonic). Each director attended all of the five meetings of the Board of Directors except Curtis S. Lane who attended four of the meetings of the Board of Directors. Each director attended all of the meetings for the Board Committees on which such director served. Shortly prior to the completion of the Company's initial public offering of common stock on November 12, 1997, the Board of Directors established an Audit Committee, a Compensation Committee and a Credit Policy Committee.

     The Audit Committee of the Board of Directors has the authority to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plan and results of the audit engagement, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee consists of Mr. Green and Mr. Lane. No officers of the Company serve on the Audit Committee. There were no formal meetings of the Audit Committee during 1997.

     The Compensation Committee of the Board of Directors has the authority to determine compensation for the Company's executive officers and to administer the Company's option plans. The Compensation Committee consists of Mr. Green, Mr. Lane, and Mr. Aschauer and met once. No officers of the Company serve on the Compensation Committee.

     The Credit Policy Committee of the Board of Directors periodically reviews the Company's credit policies and procedures and underwriting standards. The Credit Policy Committee consists of Mr. Zimmerman, Mr. Green and Mr. Quinn and met once during 1997.

     The Board of Directors does not have a nominating committee.

     Each director who is not an officer of the Company received a fee of $15,000 per year and is reimbursed for out-of-pocket expenditures incurred to attend Board and Committee meetings. The Company's directors have also been granted options to purchase shares of Common Stock. See "Directors' Options".

Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required, by rules promulgated by the SEC, to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during 1997 all of its officers, directors and greater than ten percent beneficial owners complied with Section 16(a) filing requirements applicable to them.

Certain Beneficial Owners

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 17, 1998, (a) by each person known by the Company to own beneficially more than five percent of such outstanding Common Stock, (b) by each executive officer and director of the Company and (c) by all executive officers and directors of the Company as a group. Each of such shareholders has sole voting and investment power as to shares shown unless otherwise noted.

                                                                                     Shares Owned       Percent of
     Name                                                                         Beneficially (1)(2)    Class (4)
     ----                                                                         -------------------   ----------
     Martin E. Zimmerman (1).................................................           2,602,444           49.8%
     John Hancock Advisers, Inc. (3).........................................             328,500            6.3
     Allen P. Palles (4).....................................................             278,234            5.3
     Robert E. Laing (4).....................................................             213,752            4.1
     Curtis S. Lane..........................................................              59,659            1.1
     Charles J. Aschauer (5).................................................              58,826            1.1
     Stanley Green (6).......................................................              51,460            1.0
     Terrence J. Quinn.......................................................              42,507              *
     William J. Erbes........................................................              10,238              *
     Gerard M. Farren........................................................                 938              *
     All directors and executive officers as a group (8 persons).............           2,853,772           54.6%

____________________
   * Represents less than 1%.
(1) Includes 1,363,998 shares owned by Mr. Zimmerman, 624,674 shares held by Mr. Zimmerman as trustee under trusts for the benefit of two of his children and 611,272 shares held by Mr. Laing, Mr. Palles and one other employee of the Company for which Mr. Zimmerman holds proxies.
(2) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to June 17, 1998 as follows: Mr. Zimmerman, 2,500 shares; Mr. Palles, 4,790 shares; Mr. Laing, 22,910 shares; Mr. Lane, 3,333 shares; Mr. Aschauer, 3,333 shares; Mr. Green, 4,583 shares; Mr. Quinn, 3,333 shares; Mr. Erbes, 868 shares; Dr. Farren, 938 shares; and all directors and executive officers as a group, 45,651 shares. The percentages set forth in the above table give effect to the exercise of these options.
(3) Share ownership was provided on Form SC 13G as of February 13, 1998 as filed by the holder on such date.
(4) All shares are subject to a proxy and right of first refusal held by Mr. Zimmerman, except shares obtainable upon exercise of stock options which are or become exercisable prior to June 17, 1998 as follows: Mr. Palles, 4,790 shares and Mr. Laing, 22,910 shares.
(5) All shares held by Mr. Aschauer are held by him as trustee in a living trust the beneficiaries of which are his children.
(6) Includes 39,042 shares held by Mr. Green as trustee under a trust for the benefit of Justine Zimmerman, Mr. Zimmerman's daughter.

Executive Compensation

     The following table presents certain information concerning compensation earned for services rendered during 1997 and 1996 to the Company by the Chief Executive Officer and each of the other executive officers. Messrs. Zimmerman and Palles were employed for a substantial portion of 1996 by LINC Anthem and Newcourt LINC and were paid additional compensation by them. A substantial portion of the compensation paid to Messrs. Zimmerman, Laing and Palles during 1997 and 1996 was with respect to operations of LFC Capital and other discontinued operations of the Company and was charged to LFC Capital. Effective November 12, 1997, the Company entered into employment contracts with Messrs. Zimmerman, Laing, Palles and Erbes, and Dr. Farren. See "Employment Contracts."

                           Summary Compensation Table

                                                    Annual Compensation(1)              Long Term Compensation
                                                    ----------------------              ----------------------
                                                                        Other Annual    Awards-     All Other
Name and Principal Position               Year  Salary ($)  Bonus ($)   Compensation   Options(#)  Compensation
---------------------------               ----  ----------  ---------   ------------   ----------  ------------
Martin E. Zimmerman.....................  1997   $555,193   $     --      $89,021(2)     20,000          4,750
  Chairman and Chief Executive Officer    1996    328,600    637,771       87,137(2)         --             --
Robert E. Laing.........................  1997    269,504         --                     10,000          4,750
  President and Chief Operating Officer   1996    272,100    495,000             --     132,765          4,500
Allen P. Palles.........................  1997    230,066         --                     10,000          4,750
  Executive Vice President and Chief      1996     55,450    181,686             --     100,876             --
  Financial Officer
Gerard M. Farren........................  1997    204,600     70,200                      7,500          4,750
  Senior Vice President--Instrument       1996    197,100     72,188             --          --          4,500
  Rental and Distribution
William J. Erbes........................  1997    153,540     18,750          6,250(3)    6,942          4,750
  Senior Vice President--Business         1996    144,423     52,500             --          --          4,500
  Development

-------------------------
(1) See "Employment Contracts" for annual compensation effective as of November 12, 1997.
(2) This amount consists of life insurance premiums and tax preparation services paid for by the Company.
(3) This amount represents deferred compensation payable during 1997 but deferred at the election of Mr. Erbes.

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted to the individuals listed in the Summary Compensation Table during 1997, together with related information.

                                             Option Grants in 1997

                                               Individual Grants
                                               -----------------
                                                                                      Potential realizable
                                              Percent of                             value at assumed annual
                                             total options   Exercise                 rates of stock price
                                   Options    granted to      or base                appreciation for option
                                   granted    employees        price    Expiration          term (1)
        Name                         (#)       in 1997        ($/Sh)       Date        5% ($)       10% ($)
        ----                         ---       -------        ------       ----        ------       -------
Martin E. Zimmerman............     20,000      10.92%        $13.00     11/05/07     $163,513      $414,373
Robert E. Laing................     10,000       5.46          13.00     11/05/07       81,756       207,187
Allen P. Palles................     10,000       5.46          13.00     11/05/07       81,756       207,187
Gerard M. Farren...............      7,500       4.10          13.00     11/05/07       56,755       143,829
William J. Erbes...............      6,942       3.79          13.00     11/05/07       61,317       155,390

-------------------------------
(1) In calculating the potential realizable value, the Company used the market price of $13.00 per share as the date of grant.

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options exercised by the individuals listed in the Summary Compensation Table during 1997, together with related information, and the value of the unexercised options.

                      Aggregated Option Exercises in 1997,
                        and 1997 Year-End Option Values

                                                                         Number of              Value of unexercised
                                                                    unexercised options         in-the-money options
                                 Shares                            at December 31, 1997        at December 31, 1997 (2)
                               acquired on        Value            --------------------        ------------------------
Name                           exercise (#)   realized ($)(1)   exercisable   unexercisable   exercisable   unexercisable
----                           ------------   ---------------   -----------   -------------   -----------   -------------
Martin E. Zimmerman........           --        $       --          --            20,000        $  --         $  132,500
Robert E. Laing............      190,843         1,075,213          --           115,907           --          1,932,851
Allen P. Palles............       75,401           406,411          --            35,475           --            509,642
Gerard M. Farren...........           --                --          --             7,500           --             49,688
William J. Erbes...........        9,370            53,831          --            10,630           --            112,799

-----------------------
(1) Based upon the difference between the initial public offering price of the Company's common stock of $13.00 per share and the exercise price.
(2) Based upon the difference between the closing price of the common stock on the Nasdaq National Market on December 31, 1997 of $19.625 and the exercise price.

     Employment Contracts

     Effective as of November 12, 1997, the Company entered into an employment contract with Mr. Zimmerman providing for (i) an annual base salary of $275,000 per year, subject to increase at the discretion of the Board of Directors; (ii) reimbursement of premiums at an annual estimated cost of approximately $50,000 for a life insurance policy; and (iii) customary benefits and perquisites. The agreement has a three-year evergreen term unless either the Company or Mr. Zimmerman gives 90 days' notice of termination. If the agreement is terminated by the Company without cause or within six months prior to or one year after a change of control, Mr. Zimmerman will be entitled to severance pay equal to three times the sum of (i) his then-current annual base salary; (ii) his most recent annual bonus and incentive payment; and (iii) employer contributions to his retirement plan for the 12 months preceding such termination, plus an additional amount if necessary to make the executive whole with respect to any excise taxes on such severance pay. The agreement provides that Mr. Zimmerman will not engage in other business activities without the consent of the Company, except for charitable and professional trade associations and passive personal investments, and except that Mr. Zimmerman may serve as chairman and as an officer and director of an affiliated company, LFC Capital, so long as such activity does not materially interfere with his duties to the Company. The agreement prohibits Mr. Zimmerman from competing with the Company for one year following the termination of his employment with the Company.

     Also, effective November 12, 1997, the Company entered into employment contracts with Messrs. Laing, Palles and Erbes and Dr. Farren providing for (i) an annual base salary of $240,000 for Mr. Laing, $185,000 for Mr. Palles, $195,000 for Dr. Farren and $142,500 for Mr. Erbes, all subject to increase at the discretion of the Board of Directors; and (ii) customary benefits and perquisites. The agreements have a one-year evergreen term and may be terminated by the Company or the applicable executive upon 60 days notice. If the agreements are terminated by the Company without cause or within six months prior to or one year after a change of control, the applicable executive will be entitled to severance pay equal to the sum of (i) his then-current base salary;
(ii) his most recent annual bonus and incentive payment; and (iii) employer contributions to his retirement plan for the 12 months preceding such termination. The agreements prohibit the applicable executive from competing with the Company for one year following the termination of his employment with the Company. Such employment agreements require that the applicable executive devote substantially all of his business time to the Company's affairs, except for charitable and professional trade associations and passive personal investments, and with respect to Mr. Palles, except for his services as a director of LFC Capital.

     Stock Option Plans

     The Company adopted its 1994 Stock Option Plan, 1997 Stock Incentive Plan and Non-Employee Director Option Plan to align the interests of its executives, employees and directors with those of its stockholders. Options covering 488,928 shares of Common Stock were granted pursuant to the 1994 Stock Option Plan (of which, options covering 134,659 shares were outstanding as of April 1, 1998) and no further options can be granted under such plan. The 1997 Stock Incentive Plan permits the grant of stock options and other equity based awards with respect to 375,000 shares of Common Stock to executives and employees of the Company and its subsidiaries. The Board of Directors or the Compensation Committee is authorized to select recipients and to establish the exercise price, number of shares, option term and other provisions of any grant. As of April 1, 1988, options covering 188,196 shares of Common Stock were granted pursuant to the 1997 Stock Incentive Plan (184,196 of which were outstanding as of such date). The Non-Employee Director Option Plan permits the grant of options with respect to 100,000 shares of Common Stock to the non-employee directors of the Company. As of April 1, 1998, options covering 58,332 shares of Common Stock were granted pursuant to the Non-Employee Director Option Plan (all of which were outstanding as of such date).

     Executive Incentive Compensation Plan

     Effective as of the Company's initial public offering, the Board of Directors adopted the Executive Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for the payment of additional annual cash bonuses if the Company's after-tax earnings for the fiscal year (determined without regard to payments under the Incentive Plan) exceeds 17.5% of the Company's Average Common Equity (as defined below) for such fiscal year. If the threshold is satisfied in any given fiscal year, the aggregate award compensation that will be paid under the Incentive Plan for that particular fiscal year (the "Incentive Pool") will be equal to 2.5% of the Company's pre-tax earnings (determined after deduction for payments under the Incentive Plan), to the extent that after-tax earnings (determined after deduction for payments under the Incentive Plan) are not less that 17.5% of the Company's Average Common Equity for such fiscal year. The Average Common Equity for such fiscal year is the average of the balance of equity attributable to the outstanding Common Stock of the Company (including par value, additional paid in capital and retained earnings), as reflected in the financial statements of the Company at the end of each quarter during the fiscal year. The entire amount in each Incentive Pool will be paid in cash to the Incentive Plan participants within three and one-half months after the last day of the fiscal year to which such Incentive Pool relates. Not more than 75% of the Incentive Pool will be paid to the Chief Executive Officer, the President and the Chief Financial Officer of the Company, with each such individual's share of such aggregate amount to be determined by the Chief Executive Officer and subject to approval of the Board of Directors. The balance of the Incentive Pool will be paid to other senior management employees of the Company as determined by the Chief Executive Officer and subject to the approval of the Board of Directors. No awards were made under the Incentive Plan for 1997.

Directors' Options

     During 1997, Messrs. Zimmerman, Laing, and Palles were granted options with respect to 20,000, 10,000, and 10,000 shares of Common Stock, respectively.
Such options have an exercise price of $ 13.00, ten-year terms and vest in one-eighth increments over the four years following the grant date based upon continued employment by the Company over such period.

     In addition, during 1997, Messrs. Aschauer, Lane, and Quinn were granted options with respect to 13,333 shares of Common Stock, and Mr. Green was granted options with respect to 18,333 shares of Common Stock. Such options have an exercise price of $13.00, have ten year terms and vest in one quarter increments over the two years following the grant date based upon continued service on the Board during such period.

Report of the Compensation Committee

     The Compensation Committee (hereinafter, the "Committee"), is comprised of three out of seven of the Company's directors, Messrs. Aschauer, Lane and Green. The Committee reviews and approves the compensation of each of the executive officers of the Company (hereinafter, the "Officers"). The Committee also administers employee stock option plans and other benefit plans.

     The Company's compensation program for Officers is designed to reward such officers for their individual performance and contribution to the Company while at the same time being tied directly to the Company's overall performance. The Committee and the Board of Directors believe that a direct relationship between Officers' compensation and the Company's performance is a very important factor in achieving the Company's objective of maximizing shareholder value. The Company's executive compensation program consists of a base salary, a discretionary cash bonus plan, and participation in the 1997 Stock Incentive Plan and the Incentive Plan.

     During 1997, the Compensation Committee, on recommendation of the Chairman and Chief Executive Officer, authorized the granting of options to purchase 97,404 shares of the Company's common stock to 61 employees of the Company under the 1997 Stock Incentive Plan.

     In determining the Chief Executive Officer's compensation package, the Compensation Committee uses the same criteria as for all other Officers, as well as the comparable compensation packages of other chief executive officers in other financial service companies and considers the extensive experience of the Chief Executive Officer in the development of specialty finance companies. In connection with the Company's initial public offering in November 1997, the Company entered into employment contracts with the Chief Executive Officer and other senior executives of the Company. See "Employment Contracts".

                                    COMPENSATION COMMITTEE

                                    Charles Aschauer
                                    Stanley Green
                                    Curtis Lane

Stock Price Performance Graph

     The following graph compares the total return of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and the CRSP Total Return Index for Nasdaq Financial Stocks (the "Nasdaq Financial Index") during the period commencing on November 6, 1997, the date of the Company's initial public offering, and ending on December 31, 1997. The comparison assumes $100 was invested on November 6, 1997 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index, and the Nasdaq Financial Index and assumes the reinvestment of all dividends, if any.

EDGAR representation of data points used in printed graphic

                                               11/6/97        12/31/97
                                            -------------   ------------
     LINC Capital, Inc.                         $100            $135
     Nasdaq Stock Market  U.S. Index             100              97
     Nasdaq Financial Index                      100             107


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation by the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1998. The Company has been advised that KPMG Peat Marwick LLP has no relationship with the Company or its subsidiaries other than that arising from their role as the Company's auditors.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions relating to that firm's examination of the Company's financial statements for 1997.


               DISCRETIONARY VOTING OF PROXIES IN OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     All proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its executive offices no later than the close of business on December 15, 1998 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

Voting Procedures

     Under Delaware law and the Company's Certificate of Incorporation and By-laws, if a majority of the shares entitled to vote is present at the meeting in person or by proxy (i) the seven nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors and (ii) proposal 2 and any other matters submitted to a vote of the shareholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.


                            ADDITIONAL INFORMATION

     This solicitation is being made by the Company. All expenses of the Company in connection with solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telex, in person or otherwise, without additional compensation. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.


                                           By Order of the Board of Directors

                                                /s/ Martin E. Zimmerman
                                                  Martin E. Zimmerman
                                               Chairman of the Board and
                                                Chief Executive Officer

April 22, 1998

                               LINC CAPITAL, INC.
         Proxy is Solicited on Behalf of the Board of Directors for the
                         Annual Meeting of Stockholders
                                  May 19, 1998

     The undersigned does hereby appoint MARTIN E. ZIMMERMAN and ALLEN P. PALLES and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Common Stock of LINC Capital, Inc. ("LINC") to be held at The Swissotel, 323 East Wacker Drive, Chicago, Illinois, on Tuesday, May 19, 1998 at 10:00 a.m., Central Daylight Time, and at any and all adjournments or postponements thereof.

           PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

               (Continued and to be signed on the reverse side.)


                               LINC CAPITAL, INC.
           PLEASE MARK VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

This proxy will be voted as specified below. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated on the reverse to vote in his discretion on other matters which may properly come before the meeting. The Board of Directors recommends a Vote FOR Items 1 and 2.

1. ELECTION OF DIRECTORS                   For   Withhold   For All
   Martin E. Zimmerman                     All      All     Except
   Robert E. Laing, Allan P. Palles,       [_]      [_]      [_]
   Terrence J. Quinn, Curtis S. Lane,
   Charles J. Aschauer, Stanley Green

------------------------------------------------------
 (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.

2. PROPOSAL to ratify the selection
   of KPMG PEAT MARWICK LLP to            For   Against   Abstain
   serve as the Company's independent     [_]     [_]       [_]
   auditors.

Receipt of the Notice of Annual Meeting of Stock holders and proxy statement is hereby confirmed.

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary.

Date: ___________________________________________________________

Signature: ______________________________________________________

Signature, if held jointly: _____________________________________